EXHIBIT 99.1

CLICKER ACQUIRES WWW.U-FURNISH.COM

Online Solution for Affordable, Modern Urban Style Furniture Latest Addition to Clicker Portfolio

Irvine, CA — Clicker Inc. (“Clicker” or the “Company”) (CLKZ.PK), an Internet brand-building firm focused on developing stand-alone consumer and social networking brands, today announced it has acquired www.U-Furnish .com.

“u-Furnish.com is focused on providing clients with top of the line, Euro style collections, inspired by today's smaller living spaces” said Clickers CEO Lloyd Lapidus. “u-Furnish is committed to providing quality furniture, exceptional customer service and competitive prices”.

With the acquisition of www.u-Furnish.com, Clicker, Inc. continues to expand our presence in different segments of the market place and increases our opportunity to build revenue” added Lapidus.

About Clicker, Inc:

A Web Publisher and Brand Builder focused on developing stand-alone Consumer Brands that incorporate Social Networking and Reward Properties that leverage content, commerce and advertising for the next generation global Internet user, Clicker, Inc. provides solutions for client companies as well as for brands it both owns and/or operates.

Forward-Looking Statements:

This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

Contact Information

Clicker, Inc.
Investor Relations
www.clickerinc.com
Email Contact: info@clickercorporate.com
786-309-5190